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                                                                   Exhibit 10.11



July 7, 1999

American Home Mortgage Holdings, Inc.
12 East 49th Street
New York, New YOrk 10017

Attention:      Michael Strauss, President

Dear Sirs:

This letter (the "Agreement") confirms the understanding between James 0'Reilly ("Licensor") and American Home Mortgage Holdings, Inc. and its subsidiary, American Home Mortgage Corp., (together, the "Licensee") in connection with certain interest rate risk management software developed by Licensor:

(1)     Definition of Software. For purposes of this letter agreement,
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"Software" shall mean the computer programs and related documentation and software designed by Licensor to (a) view in aggregate interest rate commitments given to mortgage loan customers and the financial instruments held to hedge these commitments, and (b) evaluate impacts in interest rate changes on the value of loans and inventory and applications in process.

(2)     License. Licensor hereby grants to Licensee a twenty-year, worldwide,
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non-exclusive, fully-paid-up right and license to reproduce the Software in copies, prepare derivative works, perform and display the Software publicly, and to use the Software. The Licensor hereby agrees to include in any copies of the Software that it prepares any copyright or other intellectual property rights notices now present therein.

(3)     Maintenance and Other Activities. Licensor shall, for the license
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period, use all reasonable efforts to assist Licensee, at the Licensee's request, in the Licensee's maintenance and other activities necessary to enable Licensee to utilize the Software in substantially the manner in which it is currently used.

(2)     Consideration/Royalty Fee. In addition to the execution and delivery of
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the employment agreement, dated March 9, 1998, between the Licensor and Licensee
(the "Employment Agreement"), the Licensee shall pay to Licensor a royalty fee of $100 in consideration of the execution and delivery of this Agreement by Licensor. No further fee or consideration shall be payable under this Agreement with respect to the Software.

(3)     Representations and Limited Warranties. Licensor represents and warrants
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to Licensee that Licensor owns, has and will hereby transfer to licensee, good title to the copies of the Software, free and clear of all liens, claims, security interests and encumbrances, and that Licensor has full power and authority to grant the rights and licenses hereinabove granted.
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(4)     Entire Agreement. Licensee and Licensor acknowledge that they have read
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this entire Agreement and that this Agreement, along with the Employment
Agreement, constitutes the entire understanding and contract between the parties and supersedes any and all prior or contemporaneous oral and written communications regarding the subject matter, all of which communications are merged herein. Nothing in this Agreement shall be construed as creating a joint venture or partnership, or employment relationship other than set forth in the Employment Agreement, between the parties, nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.

(5)     Governing Law. This Agreement shall be construed and enforced in
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accordance with the laws of the State of New York, without giving effect to the conflict of laws rules thereof.

(6)     Agreement Copies. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(7)     Binding Effect. This Agreement shall be binding upon the parties and
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their successors and assigns.

                                        Very truly yours,

                                        BY   /s/ James O'Reilly
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Agreed to and Accepted as of the date first
written above:

AMERICAN HOME MORTGAGE HOLDINGS, INC.


BY    /s/ Michael Strauss
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  Name:   Michael Strauss
  Title:  President and Chief Executive Officer